EXHIBIT 23.1

                       Consent of Independent Accountants



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-83688 on Form S-3 and in Registration Statement No. 33-13601 on Form S-8 of Century Casinos, Inc. of our report dated February 28, 1997, appearing in this Annual Report on Form 10-KSB of Century Casinos, Inc. for the year ended December 31, 1996.





DELOITTE & TOUCHE LLP

Denver, Colorado
February 28, 1997